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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

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                                                                             PERCENTAGE       STATE OF INCORPORATION
              PARENT                            SUBSIDIARY                  OF OWNERSHIP         OR ORGANIZATION
        HF Financial Corp.               Home Federal Savings Bank              100%                 Delaware

        HF Financial Corp.               HomeFirst Mortgage Corp.               100%               South Dakota

        HF Financial Corp.                HF Card Services L.L.C.               100%               South Dakota

    Home Federal Savings Bank             Hometown Insurors, Inc.               100%               South Dakota

    Home Federal Savings Bank         Mid-America Service Corporation           100%               South Dakota

    Home Federal Savings Bank                    PMD, Inc.                      100%               South Dakota
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The financial statements of HF Financial Corp. are consolidated with those of its subsidiaries.